INTERCREDITOR AGREEMENT


      INTERCREDITOR AGREEMENT, dated as
of July 26, 1999, between Fleet Capital
Corporation, in its capacity as "Agent"
under the Senior Loan Documents referred to below (in such capacity, together with any successor in such capacity, the "Agent"), and Silver Oak Capital, L.L.C., in its capacity as "Agent" under the Junior Term
Loan Documents referred to below (in such capacity, together with any successor in such capacity, the "Junior Lien Holder").

      WHEREAS, the Agent is the agent
under and is a party to the Amended and
Restated Revolving Credit Agreement, dated as of September 15, 1997 (as amended, modified, extended, renewed, replaced, refunded or refinanced (by one or more of the same or different lenders and whether entered into prior to or after the commencement of any case or proceeding relating to the bankruptcy or insolvency of any Jitney Entity (as defined below)) from time to time, the "Credit Agreement") with Jitney-Jungle Stores of America, Inc., a
Mississippi corporation (the "Company"), the subsidiaries of the Company party thereto from time to time (together with the Company, the "Jitney Entities") and the financial institutions party thereto as lenders;

      WHEREAS, the Junior Lien Holder is
the agent under and is a party to the Term
Loan Agreement, dated as of the date hereof
(as amended, modified, extended, renewed, replaced, refunded or refinanced (by one or more of the same or different lenders and whether entered into prior to or after the commencement of any case or proceeding relating to the bankruptcy or insolvency of any Jitney Entity) from time to time, the "Junior Term Loan Agreement" and together with the Junior Security Documents referred to below and the other documents and instruments now or hereafter executed and/or delivered in connection with the foregoing, the "Junior Term Loan Documents"), with the
Jitney Entities and the financial
institutions party thereto as lenders (the
"Junior Lenders"; in the event that any one or more Junior Lenders are also lenders under the Credit Agreement, references herein to Junior Lenders shall not mean any such persons in their capacities as lenders under the Credit Agreement);

      WHEREAS, the Junior Lenders have
agreed to provide financial accommodations to one or more of the Jitney Entities;

      WHEREAS, as a condition precedent
to the Junior Lenders agreeing to provide any financial accommodations to any of the

Jitney Entities under the Junior Term Loan
Agreement (all obligations and liabilities of the Jitney Entities with respect to any present or future financial accommodations by the Junior Lenders to one or more of the Jitney Entities under the Junior Term Loan
Agreement and all other present and future obligations of the Jitney Entities under the Junior Term Loan Documents being collectively hereinafter referred to as
"Junior Lien Obligations"), the Junior
Lenders have required that the Jitney
Entities execute (and additionally agree to execute in the future) one or more security agreements, pledge agreements, assignments, mortgages, deeds of trust and/or other agreements providing collateral security for the payment or performance of any Junior
Lien Obligations (collectively with any
court orders or other documents which grant a security interest in any assets or property of any Jitney Entity to secure any or all of the Junior Lien Obligations, as amended, modified or supplemented from time to time in accordance with the terms thereof and the provisions of the last sentence of
Section 8 hereof, the "Junior Security
Documents");

      WHEREAS, pursuant to the Junior
Security Documents, the Junior Lien Holder is the secured party and beneficial holder of security interests, mortgages and liens created under such Junior Security Documents
(all security interests, mortgages and
liens, and all related rights, powers and remedies, in each case, now or hereafter granted, created, attaching or perfected under the Junior Security Documents being hereinafter referred to as the "Junior
Liens") on assets and property, now or
hereafter owned, of the Jitney Entities
including, without limitation, (i) cash, securities and other "investment property"
(as defined in the Uniform Commercial Code) of the Jitney Entities held by the Agent as bailee for the Junior Lien Holder as provided in Section 5(b) hereof and (ii) the Jitney Entities' respective fee or leasehold interests in the parcels of land described on Exhibit A attached hereto (collectively, the "Land")(all such assets and property now or hereafter subject to a Junior Lien, including, without limitation, any replacement collateral of any Jitney Entity authorized by the Bankruptcy Court in order to adequately protect the interests of the Junior Lenders during the pendency of any case or proceeding relating to the bankruptcy or insolvency of such Jitney
Entity, being hereinafter referred to as the "Collateral");

      WHEREAS, pursuant to various
security agreements, pledge agreements,
assignments, mortgages, deeds of trust
and/or other agreements including, without limitation, the mortgages and deeds of trust described on Exhibit B attached hereto encumbering the Land (collectively with any court orders or other documents which grant a security interest in any assets or property of any Jitney Entity to secure any or all of the Senior Obligations (as hereinafter defined), as amended, modified, extended, replaced or supplemented from time to time, the "Senior Security Documents") heretofore, now or hereafter entered into pursuant to the terms of the Credit
Agreement and constituting Loan Documents
(as defined in the Credit Agreement) (the
Senior Security Documents and the other Loan
Documents, as such term is defined in the Credit Agreement, collectively, the "Senior
Loan Documents"), the Jitney Entities and various other subsidiaries of the Company have granted or will in the future grant to the Agent for the benefit of the Agent and the other Secured Parties (as such term is defined in the Credit Agreement and such Secured Parties, together with any future lenders or issuers of letters of credit or interest rate protection under or pursuant to the Credit Agreement, hereinafter referred to as the "Secured Parties") security interests, mortgages and liens
(such security interests, mortgages and
liens, and all related rights, powers and remedies, whether now existing or hereafter granted, created, attaching or perfected, the "Senior Liens") in the Collateral as collateral security for the payment or performance of the Senior Obligations; and

      WHEREAS, it is a condition
precedent to the consent by the lenders
under the Credit Agreement to the making by the Junior Lenders to one or more of the Jitney Entities of any loans or other extensions of credit under the Junior Term
Loan Agreement and to the grant by any
Jitney Entities to the Junior Lien Holder of
Junior Liens that the Junior Lien Holder enter into this Agreement and, in the Agent's sole and absolute discretion, record or file this Agreement in all locations where any Senior Loan Documents are recorded or filed.

      NOW, THEREFORE, it is agreed as
follows:

I.    Consent to Junior Liens.  The
Agent hereby consents to the grant of the Junior Liens, subject to the terms and conditions of this Agreement and to the extent securing (a) not greater than $50,000,000 in aggregate principal amount of Junior Lien Obligations (less any payments on such principal) at any one time plus
(b) interest (including deferred interest), fees, expenses, indemnities, prepayment premiums, makewholes and other amounts
(excluding principal) now or hereafter owing under the Junior Term Loan Documents.

A.    Priority of Senior Liens.   The
Junior Lien Holder and the Agent hereby
agree that:
B.
1.    the Senior Liens and Senior
Security Documents (whether created or
entered into prior to or after the
commencement of any case or proceeding
relating to the bankruptcy or insolvency of any Jitney Entity) shall be and hereby are and shall be deemed to have priority over, and be senior in all respects to, the Junior
Liens and Junior Security Documents (whether created or entered into prior to or after the commencement of any case or proceeding relating to the bankruptcy or insolvency of any Jitney Entity); provided that prior to the commencement of any case or proceeding relating to the bankruptcy or insolvency of any Jitney Entity such Senior Liens shall not, without the prior written consent of the Junior Lien Holder, secure an amount of obligations under the Senior Loan Documents
(after taking into account any concurrent payments) exceeding at any time (a)
$150,000,000 in aggregate principal amount of Senior Obligations and undrawn amount of letters of credit at any one time plus
(b) interest, fees, expenses, indemnities and other amounts (excluding principal) now or hereafter owing under the Senior Loan
Documents (it being understood and agreed that the following shall be deemed to be included under clause (b) above (and in no event under clause (a) above) and therefore not violating this proviso: (1) any amounts described in clause (b) above which are charged to any loan account of any Jitney
Entity with the Agent or any other Secured
Party (including, without limitation,
amounts expended by the Agent or any other
Secured Party to protect or preserve any Collateral or the Senior Lien thereon (and the priority thereof)) and (2) any amounts owing by any Jitney Entity as a result of any reversals in loan balances due to any checks or other remittances or payments applied to any Senior Obligations being returned, uncollected or rescinded for any reason) (and to the extent the Collateral secures Senior Obligations in excess of the amount permitted by this proviso, the Senior
Liens on such Collateral are hereby released and discharged as to any excess amount), 2.
3.    the Junior Liens and Junior
Security Documents (whether created or
entered into prior to or after the
commencement of any case or proceeding
relating to the bankruptcy or insolvency of any Jitney Entity) shall be and hereby are and shall be deemed to be junior and subject and subordinate to the Senior Liens and Senior Security Documents (whether created or entered into prior to or after the commencement of any case or proceeding relating to the bankruptcy or insolvency of any Jitney Entity), in each case, as to all of the Collateral, and
4.
5.    the Junior Liens shall secure
(a) not greater than $50,000,000 in
aggregate principal amount of Junior Lien
Obligations (less any payments on such
principal) at any one time plus (b) interest
(including deferred interest), fees,
expenses, indemnities, prepayment premiums, makewholes and other amounts (excluding principal) now or hereafter owing under the Junior Term Loan Documents (and to the extent the Collateral secures Junior Lien
Obligations in excess of the amount
permitted by this clause (iii), such Junior
Liens are hereby released and discharged as to any excess amount).
6.
C.    The Senior Liens shall be and
hereby are senior and prior to the Junior
Liens irrespective of the time, order or method of attachment or perfection of the Senior Liens or Junior Liens, or the time or order of the filing or non-filing and recording or non-recording of the Junior
Security Documents or Senior Security
Documents, or related financing statements, or the giving of or failure to give notice of purchase money security interests and irrespective of any other fact, circumstance, act or occurrence that might otherwise affect the priorities established under this Section 2.
D.
E.    Nothing contained in this
Agreement shall, or shall be deemed to,
restrict, impair or impose any condition with respect to the exercise by the Agent of any right, remedy, power or privilege under any Senior Loan Document.
F.
G.    Except for the Collateral (which
Collateral shall include any replacement collateral of any Jitney Entity authorized by the Bankruptcy Court in order to adequately protect the interests of the Junior Lenders during the pendency of any case or proceeding relating to the bankruptcy or insolvency of such Jitney
Entity, subject to Section 6 hereof), the Junior Lien Holder (x) shall not request or accept from the Company or any of its subsidiaries any collateral security for payment or performance of any Junior Lien
Obligations and (y) hereby releases any
security interest, mortgage or lien in any such collateral security (other than the Collateral).
H.
I.    The Junior Lien Holder shall not
record in any land records any Junior Term
Loan Documents or amendments or supplements thereof against any of the Collateral consisting of real estate (including, without limitation, leasehold interests therein or fixtures) except:
J.
1.    after obtaining the Agent's
prior written consent;
2.
3.    during the pendency of any case
or proceeding relating to the bankruptcy or insolvency of any Jitney Entity in connection with the exercise of the rights preserved to the Junior Lien Holder in
Section 6 hereof;
4.
5.    in connection with the closing
under the Junior Term Loan Agreement, with respect to any real estate comprising
Collateral as to which the Agent has already recorded its Senior Lien in the appropriate land records; or
6.
7.    after giving the Agent not less
than 30 days prior written notice thereof, with respect to any real estate comprising
Collateral as to which the Agent has not already recorded its Senior Lien in the appropriate land records (which notice with respect to any such real estate shall in no event be given prior to the date of acquisition thereof by the relevant Jitney
Entity).
8.
K.    By its acceptance of the
benefits of any Collateral, each Junior
Lender agrees that it shall not request or accept (except through the Junior Lien
Holder) any collateral security for any
Junior Lien Obligations, it being agreed that any collateral security for any Junior

Lien Obligations shall be granted in favor of the Junior Lien Holder (and not directly to any other person) in compliance with and subject to the terms of this Agreement.

A.    Standstill.   All obligations,
indebtedness and liabilities arising under or owing in connection with the Senior Loan
Documents (including, in any event, the
Obligations (as defined in the Credit
Agreement)and all interest owing by the
Company or any of its subsidiaries under the Senior Loan Documents which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Company or any of its subsidiaries, regardless of whether any such interest is allowed as a claim in any such case, proceeding or other action) are herein referred to collectively as the "Senior Obligations".

A.    Until such time as all Senior
Obligations (other than those
indemnification obligations which expressly
survive the termination of the Senior Loan
Documents as to which no event giving rise
to any liability thereunder shall have
occurred) shall have been paid in full in
cash after the earlier of (x) the
acceleration of the Senior Obligations
(which acceleration has not been revoked by
the requisite Secured Parties) and (y) the
termination of all commitments under the
Credit Agreement to make any loans or issue
any letters of credit to any Jitney Entity
(the "Standstill Termination") and whether
or not there has been commenced or
continuing any bankruptcy, receivership or
similar proceeding with respect to the
Company or any of its subsidiaries, the
Junior Lien Holder shall not:
B.
1.    commence or continue any
default, foreclosure or liquidation
proceedings or remedies, whether legal or
equitable, in respect of any Collateral; or
2.
3.    take any other action to collect
or receive, or enforce its rights in,
realize upon, seek adequate protection with
regard to (except as set forth in Section 6
hereof to the extent not inconsistent with
the other provisions of this Section 3(b)
(including, without limitation, of this
clause (ii)) and the provisions of
Sections 3(a), 3(d), 3(e), 3(f), 3(i) and
3(j) hereof), take or gain possession of,
give the Junior Lien Holder preference
against, or priority over, any of the
Collateral; or
4.
5.    receive all or any part of the
Collateral (including, without limitation,
proceeds thereof) or collect payment out of
all or any part of the Collateral
(including, without limitation, proceeds
thereof) from any of the Jitney Entities or
any successors or assigns of any of the
Jitney Entities, including, without
limitation, a receiver, trustee or debtor in
possession, whether by setoff or in any
other manner, or enforce any remedies with
respect to the Collateral.
6.
C.    Except as otherwise provided in
Section 6 hereof, nothing in this Agreement
shall, or shall be deemed to, restrict,
impair or impose any condition with respect
to the exercise by the Junior Lien Holder or
any holder of Junior Lien Obligations of any
right, remedy or power not related to any
Collateral.
D.
E.    The Junior Lien Holder
acknowledges that a Standstill Termination
shall not have occurred if the Senior
Obligations being paid in full in cash are
paid with proceeds of Senior Obligations
provided under a replacement or successor
Credit Agreement (including, without
limitation, any such replacement or
successor Credit Agreement providing debtor-
in-possession financing).
F.
G.    The Junior Lien Holder shall not
contest the validity, perfection, priority
or enforceability of the security interests,
mortgages and liens securing or purportedly
securing any of the Senior Obligations and
that as between the Agent and the Junior
Lien Holder, the terms of this Agreement
shall govern even if part or all of the
Senior Obligations or the security
interests, mortgages and liens securing
payment and performance thereof are avoided,
disallowed, set aside or otherwise
invalidated in any judicial proceeding or
otherwise.
H.
I.    The Agent shall not contest the
validity, perfection, priority or
enforceability of the security interests,
mortgages and liens in favor of the Junior
Lien Holder securing or purportedly securing
the Junior Lien Obligations (except with
respect to any violation by the Junior Lien
Holder of any of the provisions hereof,
including, without limitation, Section 2
hereof) and that as between the Agent and
the Junior Lien Holder, the terms of this
Agreement shall govern even if part or all
of the Junior Lien Obligations or the
security interests, mortgages and liens
securing payment and performance thereof are
avoided, disallowed, set aside or otherwise
invalidated in any judicial proceeding or
otherwise.
J.
K.    The Agent shall have the
exclusive right to manage, perform, and
enforce the terms of the Senior Security
Documents with respect to the Collateral, to
exercise and enforce all privileges and
rights thereunder according to its
discretion and the exercise of its business
judgment, including, without limitation, the
exclusive right to take or retake control or
possession of any Collateral and to hold,
prepare for sale, process, sell, lease,
dispose of or liquidate any Collateral;
provided, however, that this Section 3(g)
shall not limit any rights preserved to the
Junior Lien Holder under Section 6 hereof
after the commencement of any case or
proceeding relating to the bankruptcy or
insolvency of any Jitney Entity.
L.
M.    The Junior Lien Holder hereby
waives, to the fullest extent it may
lawfully do so, any right under applicable
law to object in any fashion to any aspect
of any public or private sale of the
Collateral or any part thereof (except to
the extent that any such sale by the Agent
fails to comply with any applicable
standards of sale required by the Uniform
Commercial Code) or with respect to any
other right exercised by the Agent or any of
the other Secured Parties under the Senior
Loan Documents; provided, however, that this
Section 3(h) shall not limit any rights
preserved to the Junior Lien Holder under
Section 6 hereof after the commencement of
any case or proceeding relating to the
bankruptcy or insolvency of any Jitney
Entity.
N.
O.    The Junior Lien Holder hereby
waives any and all rights to have any
Collateral or any other assets or property
securing or purportedly securing any Senior
Obligations granted to the Agent marshalled
upon any foreclosure or other disposition of
any such Collateral or other assets or
property by the Agent or any Jitney Entity
with the consent of the Agent or any other
Secured Parties.   It shall not be necessary
for the Agent or any other Secured Party
(and the Junior Lien Holder waives any
rights which it may have to so require the
Agent or any other Secured Party) prior to
exercising its rights with respect to any
Collateral or any other assets or property
securing or purportedly securing any Senior
Obligations, first to (i) institute suit or
exhaust its rights against any of the Jitney
Entities or others liable under any Senior
Loan Documents or against any other person,
(ii) enforce its respective rights against
any other security which shall ever have
been given to secure any of the Senior
Obligations, (iii) enforce its respective
rights against any guarantors of any of the
Senior Obligations, (iv) join any of the
Jitney Entities or any others liable under
any of the Senior Loan Documents in any
action seeking to foreclose upon any of the
Collateral or any other assets or property
securing any Senior Obligations, or
(v) exhaust any rights available to it
against any other security which shall ever
have been given under the Senior Loan
Documents to secure any of the obligations
of the Jitney Entities to it.
P.
Q.    The Junior Lien Holder shall not
be entitled to enforce any rights of
subrogation created or arising as a result
of this Agreement to receive payments or
distributions of assets of any Jitney Entity
on the Senior Obligations until the
Standstill Termination shall have occurred.
R.
S.    Dispositions.   Notwithstanding
anything to the contrary contained in the Junior Security Documents or any other
Junior Term Loan Document, the Junior Lien
Holder shall not have (and hereby
irrevocably waives) any right to restrict or permit, or approve or disapprove, any Disposition (as hereinafter defined) of all or any portion or item of the Collateral except:
T.
1.    with respect to any Disposition
of Collateral made by a Jitney Entity prior to the commencement of a case or proceeding relating to the bankruptcy or insolvency of such Jitney Entity, to the extent such Disposition is prohibited by Section 7.05 or
7.24 of the Junior Term Loan Agreement as in effect on the date hereof, without giving effect to any amendments thereto; and 2.
3.    with respect to any Disposition
of Collateral made by a Jitney Entity after the commencement of a case or proceeding relating to the bankruptcy or insolvency of such Jitney Entity, the Junior Lien Holder retains any rights it may have under the Bankruptcy Code in accordance with
Section 6(b) hereof.
4.

U.    If any Collateral is the subject
of a Disposition, the Junior Lien Holder
hereby agrees that any Junior Lien therein
shall terminate and be released
automatically and without further action
upon the consummation of such Disposition;
provided, however, that this Section 4(b)
shall not limit any rights preserved to the
Junior Lien Holder under Section 6 hereof
after the commencement of any case or
proceeding relating to the bankruptcy or
insolvency of any Jitney Entity.
V.
W.    The Junior Lien Holder will,
promptly upon the request of the Agent,
deliver to the Agent all documents and
instruments deemed necessary by the Agent in
connection with any such termination and
release; provided, however, that this
Section 4(c) shall not limit any rights
preserved to the Junior Lien Holder under
Section 6 hereof after the commencement of
any case or proceeding relating to the
bankruptcy or insolvency of any Jitney
Entity.
X.
Y.    In the event that the Agent
settles, adjusts or compromises any claim in
respect of all or any portion of the
Collateral, including, without limitation,
any condemnation, confiscation, seizure,
loss or destruction or theft of, or damage
to, all or any portion of the Collateral,
the Junior Lien Holder agrees to be bound by
any such settlement, adjustment or
compromise and shall, promptly upon the
request of the Agent, confirm its consent to
same and release any claim that the Junior
Lien Holder might otherwise have in respect
of such Collateral, claim or proceeds
thereof; provided, however, that this
Section 4(d) shall not limit any rights
preserved to the Junior Lien Holder under
Section 6 hereof after the commencement of
any case or proceeding relating to the
bankruptcy or insolvency of any Jitney
Entity.
Z.
AA.   Prior to the occurrence of the
Standstill Termination, in the event of any
sale, transfer, assignment or other
disposition of all or any part of the
Collateral, including, without limitation, a
sale, transfer, assignment or other
disposition of Collateral in any
liquidation, receivership or bankruptcy
proceeding of any Jitney Entity or of any
assets of any Jitney Entity, or the payment
of any insurance, condemnation,
confiscation, seizure or other claim upon
the condemnation, confiscation, seizure,
loss or destruction or theft of, or damage
to, any Collateral (all of the foregoing
referred to collectively as "Disposition"),
the Agent (for the benefit of the Secured
Parties) shall be entitled, to the exclusion
of the Junior Lien Holder, to receive all of
the proceeds of such Disposition, and the
Agent may, without any further consent or
agreement on the part of the Junior Lien
Holder, apply any or all of such proceeds to
any outstanding Senior Obligations, in such
manner as the Agent may determine, and the
Junior Lien Holder hereby consents to any
such application.
BB.
CC.   Prior to the occurrence of the
Standstill Termination, the Agent (for the
benefit of the Secured Parties) shall be
entitled, to the exclusion of the Junior
Lien Holder and without any further consent
or agreement on the part of the Junior Lien
Holder, to release any or all of the
proceeds of any Disposition to the Company
or any other Jitney Entity for use in
repairing or replacing such Collateral or
otherwise, as the Agent may determine in its
sole discretion, and the Junior Lien Holder
hereby consents to any such release, except
that such consent shall not limit any right
preserved to the Junior Lien Holder under
Section 6 hereof after the commencement of
any case or proceeding relating to the
bankruptcy or insolvency of any Jitney
Entity.
DD.
EE.   Turnover of Collateral by Junior
Lien Holder; Bailee.   The Junior Lien
Holder hereby agrees to immediately deliver
to the Agent all Collateral that is now, or
may hereafter be, in its possession.  Until
the Standstill Termination shall have
occurred, the Junior Lien Holder shall turn
over the proceeds of any Collateral received
by it as soon as practicable after the
Junior Lien Holder's receipt thereof (and
until turned over to the Agent, the Junior
Lien Holder shall hold same in trust for the
Agent), regardless of whether the Agent has
a perfected and enforceable lien on the
Collateral or any portion thereof.
FF.
GG.   The Agent hereby agrees to act
as bailee for the Junior Lien Holder with
respect to any cash, securities and other
"investment property" (as defined in the
Uniform Commercial Code) of any Jitney
Entity in the possession of the Agent solely
to enable the Junior Lien Holder to perfect
its Junior Lien in such cash, securities and
other investment property; provided that
(1) after the commencement of a case or
other proceeding relating to the bankruptcy
or insolvency of any Jitney Entity, such
agreement by the Agent to act as bailee
shall automatically terminate upon the
earliest of (i) the date agreed to in
writing by the Agent and the Junior Lien
Holder, (ii) such time as the Bankruptcy
Court finds that the interests of the Junior
Lenders are adequately protected as
contemplated by the applicable sections of
the Bankruptcy Code or that such interests
are not entitled to adequate protection and
(iii) such time as the Bankruptcy Court
orders that such agreement terminate, (2)
such agreement of the Agent shall not create
or impose any obligations on the part of the
Agent, (3) subject to the immediately
succeeding sentence, the Agent may release
any or all of such cash, securities and
other investment property to any Jitney
Entity, apply any such cash to the payment
of any Senior Obligations, transfer any such
cash, securities and other investment
property to any person or otherwise dispose
of any of same, terminate or modify any
lock-box or other cash management
arrangements maintained by the Agent with
any Jitney Entity or otherwise deal with any
such cash, securities and other investment
property, all without notice to or consent
of the Junior Lien Holder or any Junior
Lender and (4) the Agent may at any time
terminate any agreement to act as bailee for
the Junior Lien Holder upon notice to the
Company and the Junior Lien Holder and by
transferring any cash, securities and other
investment property of any Jitney Entity
then in its possession (subject to clause
(3) above) to either (x) the Junior Lien
Holder or (y) any financial institution with
a combined capital and surplus of not less
than $50,000,000 at the time of such
transfer or any other person reasonably
acceptable to the Junior Lien Holder, the
Company and the Agent, in each instance
under this clause (y), which agrees to act
as bailee for the Junior Lien Holder with
respect to such cash, securities and other
investment property to enable the Junior
Lien Holder to perfect its Junior Lien in
such cash, securities and other investment
property, subject to clauses (1)-(4) above.
Notwithstanding clause (3) of the proviso to
the immediately preceding sentence, so long
as the Agent is the bailee for the Junior
Lien Holder as provided in such sentence,
without the prior written consent of the
Junior Lien Holder, the Agent shall take no
action permitted under such clause (3) which
releases the Junior Lien in a material
portion of the property of the Jitney
Entities subject to such bailment
arrangements, except for any one or more of
the following:
HH.
1.    the Agent may take any action
described in such clause (3) in the ordinary
course of business of the Agent and/or any
of the Jitney Entities or which is otherwise
permitted under the terms of the Senior Loan
Documents, as such Senior Loan Documents are
in effect on the date hereof;
2.
3.    the Agent may apply any such
property to the payment of the Senior
Obligations and/or remit same to the Junior
Lien Holder; or
4.
5.    the Agent may take any action
described in such clause (3) in connection
with the foreclosure, sale or other
realization by the Agent of any property
subject to such bailment arrangements.
6.
II.   Certain Bankruptcy and Other
Rights.   The Agent and each Secured Party
agrees not to make loans, issue letters of
credit or otherwise extend credit to the
Jitney Entities under the Senior Loan
Documents prior to the commencement of any
case or proceeding relating to the
bankruptcy or insolvency of any Jitney
Entity such that the aggregate amount of
Senior Obligations would violate the proviso
in Section 2(a)(i) above unless the Junior
Lien Holder shall have consented in writing
thereto.
JJ.
KK.   Except as set forth in Section
6(c) below, nothing contained in this
Agreement shall restrict, impair or
otherwise affect any rights of the Junior
Lien Holder and/or the Junior Lenders under the Bankruptcy Code or any comparable or similar bankruptcy or insolvency statute, including, without limitation, any right to
(i) file or join in the filing of an
involuntary bankruptcy petition, (ii) move to appoint a trustee or examiner, or to move to terminate the period in which any Jitney
Entity has the exclusive right to file a plan of reorganization, (iii) seek adequate protection, (iv) object to the use of cash collateral, (v) object to the incurrence of any indebtedness or the granting of any lien or security interest, (vi) file and prosecute a plan of reorganization or join with other parties in interest in filing a plan, or (vii) object to any disclosure statement or plan of reorganization.
LL.
1.    If one or more Jitney Entities
becomes a debtor or debtors in a case or proceeding under the Bankruptcy Code or any comparable or similar bankruptcy or insolvency statute and without limiting
Section 6(e) below, neither the Agent nor any Secured Party shall be limited in the amount of credit which may be extended by one or more of them to any one or more of the Jitney Entities secured by "priming liens" and granted status as super-priority administrative expense claims under the applicable provisions of the Bankruptcy Code or any comparable or similar bankruptcy or insolvency statute, without the conversion or payment of any part of the Junior Lien
Obligations; provided, however, that the
Junior Lien Holder and each Junior Lender shall retain all rights, if any, to seek adequate protection of their interests under the applicable provisions of the Bankruptcy
Code or any comparable or similar bankruptcy or insolvency statute.
2.
3.    Notwithstanding Section 6(b)
hereof, neither the Junior Lien Holder nor any Junior Lender shall exercise any rights or take any action which is contrary to or otherwise violates or causes the violation of any of the agreements of the Junior Lien
Holder or any Junior Lender under any of the following provisions of this Agreement:
4.
5.    Section 2(a)(i)-(iii)
6.    Section 2(b)
7.    Section 2(c)
8.    Section 2(e)(i)
9.    Section 2(e)(iii)
10.   Section 2(e)(iv)
11.   Section 2(f)
12.   Section 3(a)
13.   Section 3(b)
14.   Section 3(d)
15.   Section 3(e)
16.   Section 3(f)
17.   Section 3(i)
18.   Section 3(j)
Section 4(a), prior to the
commencement of a case or
proceeding relating to the
bankruptcy or insolvency of any
Jitney Entity;
      Section 4(e); and
      Section 5.

1.    Nothing contained in this
Section 6(c) shall be construed as a
commitment or agreement by any Secured Party to extend any credit to any Jitney Entity after one or more of the Jitney Entities becomes a debtor or debtor under the

Bankruptcy Code or any comparable or similar
bankruptcy or insolvency statute.
2.
B.    Without limiting Section 6(e)
below, nothing contained in this Agreement
shall restrict, impair or otherwise affect
any rights of the Agent or any Secured Party
under the Bankruptcy Code or any comparable
or similar bankruptcy or insolvency statute
to object to or take action in consequence
of the exercise by the Junior Lien Holder or
any Junior Lender of any rights preserved to
the Junior Lien Holder or any Junior Lender
hereunder, including without limitation any
right of the Agent or any Secured Party to
declare an event of default under the Senior
Loan Documents or any other document
providing financing to any Jitney Entity.
C.
D.    Nothing contained in this
Agreement shall restrict, impair or
otherwise affect any rights of the Agent
and/or the Secured Parties under the
Bankruptcy Code or any comparable or similar
bankruptcy or insolvency statute, including,
without limitation, any right to (i) file or
join in the filing of an involuntary
bankruptcy petition, (ii) move to appoint a
trustee or examiner, or to move to terminate
the period in which any Jitney Entity has
the exclusive right to file a plan of
reorganization, (iii) seek adequate
protection, (iv) object to the use of cash
collateral,(v) object to the incurrence of
any indebtedness or the granting or priority
of any lien or security interest, (vi) file
and prosecute a plan of reorganization or
join with other parties in interest in
filing a plan, or (vi) object to any
disclosure statement or plan of
reorganization.
E.
F.    Further Assurances; General
Authority of the Agent Over the Collateral;
etc.   The Junior Lien Holder hereby agrees
to provide in each of the Junior Security
Documents in a manner satisfactory to the Agent that such Junior Security Documents are subject to the terms of this Agreement.
G.
H.    The Junior Lien Holder hereby
irrevocably constitutes and appoints the
Agent and any officer or agent thereof with full power and authority in the name of the Junior Lien Holder or in the Agent's name, from time to time in the Agent's discretion, on behalf of the Junior Lien Holder and without notice to or further assent by the Junior Lien Holder to do any of the following:

I.
1.    to ask for, demand, sue for,
collect, receive and give acquittance for any and all moneys due or to become due upon, or in connection with, the Collateral;
2.
3.    to receive, take, endorse,
assign and deliver any and all checks,
notes, drafts, acceptances, documents and other negotiable and non-negotiable instruments taken or received as, or in connection with, the Collateral;
4.
5.    to commence, prosecute, defend,
settle, compromise or adjust any claim,
suit, action or proceeding with respect to, or in connection with, the Collateral, including but not limited to foreclosure upon the Collateral, or any part thereof, and any action the Agent may deem appropriate to protect and enforce the rights vested in it by this Agreement or any Senior Loan Document;
6.
7.    to execute such releases and
consents with respect to any Collateral
subject to any Disposition and to execute and deliver such other documents, agreements and instruments and/or take such action on behalf of the Junior Lien Holder that the Junior Lien Holder fails to timely do or take hereunder; and
8.
9.    to do, at its option and at the
expense of any or all of the Jitney Entities at any time or from time to time, all acts and things which the Agent deems necessary to protect or preserve the Collateral and to realize upon the Collateral.
10.
11.   All actions taken by the Agent or any
officer or agent thereof  under this Section
7(b) are hereby ratified and approved. The foregoing power of attorney shall not limit any rights preserved to the Junior Lien
Holder under Section 6(b) above after the commencement of any case or proceeding relating to the bankruptcy or insolvency of any Jitney Entity.
12.
II.   Nature of the Senior Obligations
and Modification of Junior Security
Documents. The Junior Lien Holder acknowl-edges that the Senior Obligations are, in part, revolving in nature and that the amount of such revolving indebtedness which may be outstanding at any time or from time to time may be increased (subject to the proviso in Section 2(a)(i) hereof and to Sections 6(a) and (b) hereof) or reduced and subsequently reborrowed. The terms of the Senior Obligations may be modified, extended or amended from time to time, and the amount thereof may be increased (subject to the proviso in Section 2(a)(i) hereof and to Sections 6(a) and (b) hereof) or reduced, all without notice to or consent by the Junior Lien Holder and without affecting the provisions of this Agreement. Without in any way limiting the foregoing (but subject to the proviso in Section 2(a)(i) hereof and to Section 6(a) and (b) hereof), the Junior
Lien Holder hereby agrees that the maximum amount of Senior Obligations may be increased at any time and from time to time to any amount. The Junior Lien Holder consents that, without the necessity of any reservation of rights against the Junior
Lien Holder, and without notice to or
further assent by the Junior Lien Holder,
(a) any demand for payment of any Senior
Obligations may be rescinded in whole or in part, and any Senior Obligations may be continued, and the Senior Obligations, or the liability of any of the Jitney Entities or any other party upon or for any part thereof, or any collateral security or guaranty therefor, or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered or released and (b) the Senior
Loan Documents and any document or
instrument evidencing or governing the terms of any other Senior Obligations or any collateral security documents or guaranties or documents in connection with the Senior
Loan Documents or the Senior Obligations may, subject to the proviso in
Section 2(a)(i) hereof and to Sections 6(a) and (b) hereof, be amended, modified, supplemented or terminated, in whole or in part, as the Secured Parties may deem advisable from time to time, and any collateral security at any time held by any of the Secured Parties for the payment of any of the Senior Obligations may be sold, exchanged, waived, surrendered or released, in each case all without notice to or further assent by the Junior Lien Holder, which will remain bound under this Agreement, and all without impairing, abridging, releasing or affecting the lien subordination provided for herein, notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release. The
Junior Lien Holder waives any and all notice of the creation, modification, renewal, extension or accrual of any of the Senior
Obligations and notice of or proof of
reliance by any of the Secured Parties upon this Agreement, and the Senior Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Agreement, and all dealings between any of the Jitney
Entities and one or more of the Secured
Parties shall be deemed to have been
consummated in reliance upon this Agreement.
The Junior Lien Holder acknowledges and
agrees that the Secured Parties have relied upon the lien subordination provided for herein in consenting to the grant of the Junior Liens and the making by the Junior
Lenders of financial accommodations to one or more of the Jitney Entities under the Junior Term Loan Agreement, and in continuing to make funds available to the Jitney Entities under the Credit Agreement.
The Junior Lien Holder waives notice of or proof of reliance on this Agreement and protest, demand for payment and notice of default. The Junior Lien Holder hereby agrees that the Junior Lien Holder may not, directly or indirectly, amend, modify or supplement any provision of the Junior
Security Documents, or consent to same, in each instance without the prior written consent of the Agent, except that the Junior
Lien Holder may amend, modify or supplement any Junior Security Document (or consent to same) without the prior written consent of the Agent solely to add additional
Collateral thereunder and/or perfect the
Junior Lien in any Collateral, in each
instance, so long as the same amendment, modification or supplement is concurrently entered into with respect to the corresponding Senior Security Document.
III.
A.    Representations and Warranties.
 Each of the Junior Lien Holder and the
Agent hereby represents and warrants to the other that:

1.    it has the power and authority
to execute, deliver and carry out the terms and provisions of this Agreement and the transactions contemplated hereby and has taken or caused to be taken all necessary actions to authorize the execution, delivery and performance by it of this Agreement and the transactions contemplated hereby;
2.
3.    except for those which have been
previously obtained and are in full force and effect, no consent of any other person and no action of, or filing with, any governmental or public body or authority are required to authorize, or are otherwise required in connection with the execution, delivery and performance of, this Agreement by it and consummation of the transactions contemplated hereby;
4.

5.    this Agreement has been duly
executed and delivered by it and constitutes its legal, valid and binding obligation enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, reorganization, insolvency, moratorium and other similar reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and the exercise of judicial discretion in accordance with general principles of equity; and
6.
7.    the execution, delivery and
performance of this Agreement by it will not violate any law, statute or regulation, or any order or decree of any court or governmental instrumentality, or conflict with, or result in the breach of, or constitute a default under, any of its contractual obligations.
8.
B.    The Junior Lien Holder hereby
represents and warrants to the Agent that, except for the Collateral, there is no collateral security granted by the Company or any of its subsidiaries securing any of the Junior Lien Obligations.
C.
II.   Amendment and Waiver.  No delay on
the part of the Agent or any other Secured
Party in exercising any right, power,
privilege or remedy hereunder or under any Senior Loan Documents or in failing to exercise the same shall operate as a waiver of such right, power, privilege or remedy and no delay on the part of the Junior Lien
Holder or any Junior Lender in exercising any right, power, privilege or remedy hereunder or under any Junior Term Loan
Document not prohibited hereby or in failing to exercise the same shall, except as herein agreed, operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any right, power, privilege or remedy under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; and no notice to or demand on any Jitney Entity or the Junior Lien Holder shall be deemed a waiver of any obligation or duty of any Jitney Entity or the Junior Lien Holder or of the Agent's right to take further action without notice or demand; nor in any event shall any modification, alteration or waiver of any of the provisions hereof be effective unless in writing and signed for or on behalf of the Agent and the Junior Lien
Holder and then only in the specific in-stance for which given. The rights and remedies provided in this Agreement and in any agreement relating to any of the Senior

Obligations and all other agreement,
instruments and documents referred to in any of the foregoing are cumulative and shall not be exclusive of any rights or remedies provided by law.
III.
IV.   Notices.  All notices and other
communications to any party hereunder shall be deemed to have been given or made when in writing and: (i) sent by telex, telecopy or telegram; (ii) delivered by nationally recognized overnight courier service or otherwise against a receipt therefor; or
(iii) mailed by express, registered or
certified mail, postage prepaid, addressed as set forth below or to such other address as hereafter designated in writing by the Junior Lien Holder or the Agent.

If to the Junior Lien Holder:

		    Silver Oak Capital, L.L.C.
		    c/o Angelo, Gordon & Co.
		    245 Park Avenue
		    New York, New York  10167
		    Attention:  Jim Malley


If to the Agent:

		    Fleet Capital Corporation
		    60 East 42nd Street
		    New York, New York  10017
		    Attention:  Thomas Maiale

or to such other address as each party may designate for itself by like notice. Any such notice, demand, request or other communication shall be deemed given upon receipt, refusal of delivery or return for failure to be called for.

I.     GOVERNING LAW.  THIS AGREEMENT AND
THE RIGHTS AND OBLIGATIONS OF THE JUNIOR
LIEN HOLDER AND THE AGENT HEREUNDER SHALL BE
CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY
THE LAW OF THE STATE OF NEW YORK.
II.
A.     SUBMISSION TO JURISDICTION.   ANY
LEGAL ACTION OR PROCEEDING WITH RESPECT TO
THIS AGREEMENT MAY BE BROUGHT IN THE COURTS
OF THE STATE OF NEW YORK OR OF THE UNITED
STATES OF AMERICA LOCATED IN SUCH STATE,
AND, BY EXECUTION AND DELIVERY OF THIS

AGREEMENT, EACH OF THE JUNIOR LIEN HOLDER
AND THE AGENT HEREBY ACCEPTS FOR ITSELF AND
IN RESPECT OF ITS PROPERTY, GENERALLY AND
UNCONDITIONALLY, THE JURISDICTION OF THE
AFORESAID COURTS.  EACH OF THE JUNIOR LIEN
HOLDER AND THE AGENT HEREBY IRREVOCABLY
WAIVES, IN CONNECTION WITH ANY SUCH ACTION
OR PROCEEDING, (i) TRIAL BY JURY AND (ii)
ANY OBJECTION, INCLUDING, WITHOUT
LIMITATION, ANY OBJECTION TO THE LAYING OF
VENUE OR BASED ON THE GROUNDS OF FORUM NON
CONVENIENS, WHICH IT MAY NOW OR HEREAFTER
HAVE TO THE BRINGING OF ANY SUCH ACTION OR
PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.
EACH OF THE JUNIOR LIEN HOLDER AND THE AGENT
HEREBY IRREVOCABLY WAIVES IN CONNECTION WITH
ANY SUCH ACTION OR PROCEEDING THE RIGHT TO
INTERPOSE ANY SETOFF, COUNTERCLAIM OR CROSS-
CLAIM.
B.
C.     SERVICE OF ANY SUMMONS AND
COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE
SERVED IN ANY SUCH ACTION OR PROCEEDING MAY
BE MADE BY MAILING OR DELIVERING A COPY OF
SUCH PROCESS TO THE JUNIOR LIEN HOLDER OR
THE AGENT, AS THE CASE MAY BE, AT THE JUNIOR
LIEN HOLDER'S OR AGENT'S ABOVE ADDRESS, AS
APPROPRIATE.  EACH OF THE JUNIOR LIEN HOLDER
AND THE AGENT AGREES THAT A FINAL JUDGMENT
IN ANY SUCH ACTION OR PROCEEDING SHALL BE
CONCLUSIVE AND MAY BE ENFORCED IN OTHER
JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN
ANY OTHER MANNER PROVIDED BY LAW.  EACH OF
THE JUNIOR LIEN HOLDER AND THE AGENT
IRREVOCABLY WAIVES ANY SOVEREIGN OR OTHER
IMMUNITY IN RESPECT OF ITSELF OR ITS ASSETS
TO WHICH IT MAY BE OR BECOME ENTITLED IN
RESPECT OF ANY PROCEEDINGS OR THE EXECUTION
THEREOF IN CONNECTION WITH THIS AGREEMENT,
AND EACH OF THE JUNIOR LIEN HOLDER AND THE
AGENT CONSENTS TO SUCH PROCEEDINGS AND
EXECUTION.
D.
E.     NOTHING HEREIN SHALL AFFECT THE
RIGHT OF THE JUNIOR LIEN HOLDER OR THE AGENT
TO SERVE PROCESS IN ANY OTHER MANNER
PERMITTED BY LAW OR TO COMMENCE LEGAL
PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE
OTHER IN ANY OTHER JURISDICTION.
F.
G.     Benefit of Agreement.   This
Agreement shall be binding upon and inure to the benefit of the Junior Lien Holder and the Agent and their respective successors and assigns and all subsequent holders of the Senior Liens and Senior Obligations.
H.
I.     Any person who shall become the
"Agent" under and as defined in the Credit
Agreement shall be deemed to be the Agent hereunder.

J.
K.     Any person who shall become the
"Agent" under and as defined in the Junior
Term Loan Agreement shall be deemed to be the Junior Lien Holder hereunder.
L.
M.     The provisions of this Agreement
are and are intended solely for the purpose of defining the relative rights with respect to the Collateral of the Junior Lien Holder and any holders from time to time of the Junior Lien Obligations, on the one hand, and the Agent, the other Secured Parties and their successors and assigns, on the other hand. Nothing contained in this Agreement, any Junior Security Documents or any documents evidencing or governing the Junior
Lien Obligations is intended to or shall impair, as among any of the Jitney Entities and its creditors (other than the Agent, the other Secured Parties and their successors and assigns) and the Junior Lien Holder and any such holders of the Junior Lien
Obligations, the obligation of the Jitney
Entities, which is absolute and
unconditional, to pay to the Junior Lien
Holder and such holders of Junior Lien
Obligations all amounts payable with respect to the Junior Lien Obligations as and when the same shall become due and payable, subject to the rights under this Agreement of the Agent, the other Secured Parties and their successors and assigns.
N.
III.   Counterparts.  This Agreement may
be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original and all of which shall together constitute one and the same agreement.

I.     Captions.  The captions of the
sections of this Agreement have been
inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
II.

			   FLEET CAPITAL CORPORATION,
			     as Agent



			   By:
			       Name:  Thomas Maiale
			       Title: Vice President

			   SILVER OAK CAPITAL, L.L.C.,
			     as Agent for the Junior Lenders



			   By:
			       Name:
			       Title:

		      ACKNOWLEDGMENT


      The undersigned, herein referred
to as the "Jitney Entities" in the above
Intercreditor Agreement (herein called the
"Agreement"), hereby accept notice of the execution and delivery thereof and of the terms and provisions thereof, and, in consideration of the extension of credit to them by the lenders under the Senior Loan
Documents, agree to record this Agreement at their sole expense in all locations where any Senior Security Documents are recorded
(if and to the extent the Agent requests any such recording), to do and perform any and all acts and things which may be required on their part to enable the Junior Lien Holder to perform its obligations thereunder, and to refrain from doing any act or thing which would cause or contribute to a violation by the Junior Lien Holder of the Agreement or of any of its obligations thereunder; and the undersigned further agree that, in the event of the violation by any of the undersigned of any of the terms and provisions thereof or hereof, or in the event of the violation, either by action or non-action, by the Junior Lien Holder of the Agreement or any of the obligations of the Junior Lien Holder thereunder, all of the Senior Obligations shall thereupon, without any notice whatsoever to any of the undersigned, become immediately due and payable. THE UNDERSIGNED HEREBY AGREE THAT
THE PROVISIONS OF SECTIONS 12 AND 13 OF THE
AGREEMENT SHALL APPLY TO ANY LITIGATION
ARISING OUT OF OR RELATING TO ANY MATTERS
COVERED BY THE AGREEMENT.


Dated: July __, 1999


	     JITNEY-JUNGLE STORES OF AMERICA, INC.



	     By
		Name:   R. Barry Cannada
		Title:  Chief Administrative
			Officer and Executive Vice
			President

	     SOUTHERN JITNEY JUNGLE COMPANY



	     By
		 Name:   R. Barry Cannada
		 Title:  Chief Administrative
			 Officer and Executive Vice
			 President





	     McCARTY-HOLMAN CO., INC.




	     By
		 Name:   R. Barry Cannada
		 Title:  Chief Administrative
			 Officer and Executive Vice
			 President




	     JITNEY-JUNGLE BAKERY, INC.




	     By
		  Name:   R. Barry Cannada
		  Title:  Chief Administrative
			  Officer and Executive Vice
			  President




	     PUMP AND SAVE, INC.




	     By
		  Name:   R. Barry Cannada
		  Title:  Chief Administrative
			  Officer and Executive Vice
			  President

	     INTERSTATE JITNEY JUNGLE STORES, INC.




	     By
		  Name:   R. Barry Cannada
		  Title:  Chief Administrative
			  Officer and Executive Vice
			  President




	     DELCHAMPS, INC.




	     By
		  Name:   R. Barry Cannada
		  Title:  Chief Administrative
			  Officer and Executive Vice
			  President



	     JJ CONSTRUCTION CORP.




	     By
		  Name:   R. Barry Cannada
		  Title:  Chief Administrative
			  Officer and Executive Vice
			  President



	     SUPERMARKET CIGARETTE SALES, INC.




	     By
		  Name:   R. Barry Cannada
		  Title:  Chief Administrative
			  Officer and Executive Vice
			  President

	     [NOTARY BLOCKS TO BE ADDED]

			   EXHIBIT A



			     Land

			   EXHIBIT B



	     Senior Mortgages and Deeds of Trust